Exhibit 10.2

ASSIGNMENT OF LEASE

This Assignment of Lease is made and entered into by and among Defco Company and Bob G. Gibson (together "Lessor"), ABF Freight
System, Inc., successor in interest to Carolina Freight Carriers
Corporation ("Assignor"), and General Parcel Service
("Assignee").

RECITALS:

A.	Lessor and Assignor are parties to a certain Lease Agreement dated June 19, 1995, a copy of which is attached hereto as Exhibit A and made a part hereof, for Premises located at 730
Indeneer Drive, Kernersville, Forsyth County, North Carolina
27284 ("Lease").

B.	Assignee desires to assume Assignor's rights, interests and
obligations under the Lease, and Assignor desires to assign such rights, interests and obligations to Assignee.

C.	Lessor agrees to consent to Assignor's assignment of all its rights, interests and obligations under the Lease to Assignee and Assignee's assumption of such rights, interests and obligations.

THEREFORE, BASED ON THE ABOVE RECITALS, and subject to the terms and conditions, Lessor, Assignor, and Assignee agree as follows:

I Assignment. Assignor, for and in consideration of One Dollar ($1.00), reimbursement of its security deposit in the amount of Two Thousand One Hundred Twenty-five Dollars ($2,125.00) and other valuable considerations to it in hand paid by Assignee, hereby assigns all its rights, title and interest in and to the subject Lease, and the balance of the term thereby created, to Assignee, its successors, legal representatives and assigns.

2. Assumption. Assignee, in consideration of Assignors assignment of the Lease and consent to such assignment by Lessor, hereby agrees for itself, its successors, legal representatives and assigns, that Assignee will faithfully perform, discharge and fulfill all of the Assignors obligations and undertakings under the Lease and will pay to Lessor, its successors, legal representatives or assigns, all rent and other sums reserved under the Lease, as such may become due and payable. Assignee shall pay any real estate or broker fees in conjunction with this Assignment of Lease. Assignee hereby agrees to indemnify, save and hold harmless Assignor from and against any and all losses, liabilities, claims or causes of action (including attorney's fees incurred in the enforcement of this indemnification and otherwise) arising out of or related to Assignee's failure to perform any of the obligations of the Assignor under the lease subsequent to the date hereof.

3. Consent. Lessor, in consideration of Assignors assignment and the agreement of Assignee to perform, discharge and fulfill all Assignors obligations and undertakings under the Lease, hereby consents to such assignment and to the substitution of Assignee in place of Assignor. Lessor's consent shall not relieve Assignor of its obligations under the Lease.

4. Commencement. This Assignment of Lease. shall commence, and Assignee shall accept all duties, obligations, rights and privileges of the Lease on July 1, 1996.

IN WITNESS WHEREOF, the parties have set their hands as of the 13 day of June, 1996.

DEFCO COMPANY AND BOB G. GIBSON ATTEST:
By: (Signed)
Title: Partner
Attest:  (Signed)

ABF FREIGHT SYSTEM, INC.
By:  (Signed)
Title: Vice President
ATTEST: (Signed)

GENERAL PARCEL SERVICE
By: (Signed)
Title: President
ATTEST: (Signed)

LEASE AGREEMENT

THIS LEASE AGREEMENT is made this 19th day of June, 1995 by and between Defco Company, a North Carolina General Partnership, and Bob G. Gibson individually (hereinafter collectively called the "Lessor') and Carolina Freight Carriers Corporation (hereinafter called the "Lessee").

WITNESSETH:

That in consideration of the rents, covenants and conditions hereinafter set forth to be kept and performed by the Lessee the Lessor hereby leases, lets and demises unto the Lessee the Leased Premises. The terms and conditions of this Lease
Agreement are as follows:

1.  Description.  When used in this Lease Agreement the term
"Leased Premises" shall describe the maintenance facility at 730 lndeneer Drive.  Kernersville, Forsyth County, North
Carolina	27284.  A site plan of the Leased Premises is included
as Exhibit "A".

2. Term, Lessee shall have and hold the Leased Premises for the term of five (5) years beginning on July 16, 1995. Should
Lessee occupy the premises prior to said date, rent shall be prorated.

3.	Rent.  Lessee shall pay to Lessor a monthly rental of
$2,125.00 due on the first day of each month during the lease term. If the first or last month of this lease begins or ends on any day other than the first day of the month, the rent shall be prorated in accordance with the number of days that rent is due during that monthly rental period. Rent shall be considered past due after the tenth day of any month during the lease term, and if rent has not been paid on or before the tenth day of the month, Lessee shall pay a late fee of $100.00.

3.1	Security Deposit.  Lessee shall pay to Lessor a Security
Deposit of $2,125.00 with the first month's rent. The Lessor shall return said Security Deposit to the Lessee at the conclusion of this lease unless the Lessee is in default or has damaged the Leased Premises, in which case the Lessor shall retain only that portion of the deposit necessary to cure the default or repair the damage.

4.	Utilities, Taxes and Other Expenses.  Lessee shall be
responsible for 100% of all utilities for the Leased Premises.
Lessee shall be responsible for payment of all taxes due on the Leased Premises.

5.	Repairs and Maintenance.  Lessor shall maintain in good
condition the following:

5.1	The structural components of the Leased Premises.  For
purposes of this subparagraph 5.1 "structural components" shall include the foundations, bearing and exterior walls, subflooring, and concrete flooring of the Leased Premises; and

5.2	The utility pipes and lines located outside of the interior
walls of the building, provided that such duty to repair shall not include damages caused by the negligence or misuse of the plumbing facilities by the Lessee.

5.3	The air conditioning components to the extent annual cost of repairs exceed $ 2,000.00 except when damaged by Lessee's negligence or intentional conduct.

Subject to the provisions of Section 8 herein, Lessee shall keep in good repair all remaining components of the building located on the Leased Premises (except that the Lessee shall have no obligation to replace the roof) and shall be responsible for any repairs due to negligence or misuse by Lessee, its employees or agents.

5.5	At the expiration of the Lease Agreement, or prior to
termination, the Lessee shall surrender the Leased Premises to the Lessor in at (east as good a condition as received, normal wear and tear, damage from the elements or Acts of God, or damage resulting from the negligence or willful misconduct of Lessor, its agents or employees, excepted. Lessee shall be liable to Lessor for any damage to the Leased Premises resulting from the negligent or willful acts or omissions of Lessee, its agents or employees.

6.	Insurance and Indemnity.  Lessee shall insure the leases
premises for fire and extended coverage in the amount of $250,000.00. In case all or any portion of the leased premises shall be destroyed by fire or any other covered casualty or occurrence, Lessor shall be entitled to receive all insurance proceeds which are payable for damage to the leased premises, and lessee shall be entitled to receive those insurance proceeds payable for damage to Lessee's personal property. Lessee shall provide at its cost, liability insurance on the leased premises for the full term of this Lease Agreement, with bodily injury limits of not less than $1,000,000.00 per person and $1,000,000.00 per occurrence and with property damage limits of not less than $200,000.00 per occurrence. Lessor shall be named as an additional insured of such policy or policies and a certificate of insurance shall be furnished to Lessor prior to the effective date of this Lease Agreement. Lessee will be required to insure its own contents and equipment.

7.	Waiver of Subrogation.  Each party hereto waives any and
every claim which arises or may arise in such party's favor against the other party hereto during the term of this Lease Agreement for any and all loss of, or damage to, any of such party's property located within or upon, or constituting a part of, the Leased Premises, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under such insurance policies. Such mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease Agreement with respect to any loss of, or damage to, property of the parties hereto. Inasmuch as such mutual waivers will preclude the assignment of any aforesaid company (or any other party), each party hereby agrees immediately to give to each insurance company which has issued such party policies of fire and extended coverage insurance, written notice of the terms of such mutual waivers, and to cause such insurance policies to be property endorsed, if necessary, to prevent the invalidation of such insurance coverage by reason of such waivers.

8.	Destruction of the Premises, If during the term of this Lease
Agreement or any renewal hereof, the Leased Premises or part thereof is destroyed or damaged through no substantial fault of Lessee by fire, explosion, acts of God, or any other cause, the Lessee shall give immediate notice thereof to Lessor who shall thereupon cause the damage to be repaired forthwith unless this Lease Agreement is terminated as hereinafter provided. If the Leased Premises or any part thereof shall have been rendered untenable from the time of damage until the completion of repair and restoration, an equitable reduction in the rent during such period shall be made until the Leased Premises are repaired and again ready for occupancy. However, if the Leases Premises are damaged to the extent that continued use would be, in the opinion of Lessee, impracticable, this Lease Agreement may be terminated immediately by written notice to the Lessor within thirty (30) days of the damage. In the case of such termination, Lessor and Lessee shall have no further obligation under this Lease Agreement except that Lessee shall pay rent accrued through the date of the destruction or damage.

9.	Condemnation, If the Leased Premises, or a substantial
portion of the Leased Premises, is taken under the power of eminent domain for any public or quasi-public use such that, in the opinion of the Lessee continued use of occupancy would be impracticable, then this Lease Agreement may be terminated by written notice to the Lessor within thirty (30) days of the taking. In case of such termination, Lessor and Lessee shall have not further obligations under this Lease Agreement except Lessee shall pay rent accrued through the date of termination.

10.	Default of Lessee, The occurrence of any of the following
shall constitute a material default by Lessee of this Lease
Agreement:

10.1	Any failure by Lessee to pay rent or any other monetary
sums required to be paid hereunder where such failure continues for ten (1 0) days after written notice thereof from Lessor to Lessee.

10.2	The abandonment of vacation of the Leased Premises by
Lessee other than as provided for herein.

10.3	A failure by Lessee to observe and perform any other
provision of this Lease Agreement to be observed or performed by Lessee when such failure continues for ten (10) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of such default is such that it cannot reasonably be cured with ten (10) days, Lessee shall not be deemed to be in default if Lessee shall within the ten-day period commence such cure and thereafter diligently prosecute the same to completion.

11.	Default of Lessor, Lessor shall be in default of this Lease
Agreement if it fails or refuses to perform any provision of this Lease Agreement that it is obligated to perform if the failure to perform is not cured within ten (1 0) days after written notice of the default has been given by Lessee to Lessor. If the default cannot reasonably be cured within ten
(10) days, Lessor shall not be in default of this Lease Agreement if Lessor shall within the ten-day period commence such cure and thereafter diligently prosecute the same to completion.

12.	Successive Parties. This Lease Agreement, and all provisions hereof, shall be binding upon the heirs, administrators, executors, successors and assigns of the parties hereof.

13.	Notices. All notices required by any of the terms and
conditions of this Lease Agreement shall be deemed given when the notice is prepared, adequately addressed, and deposited in the United States Mail, postage prepaid, certified or registered mail, return receipt requested. Notices to Lessor and Lessee are adequately addressed as follows:

If to Lessor:

Defco Company
612 Downing Rd.
Winston-Salem, NC 27106

w/cc to:

Michael G. Gibson
Suite 402, Cameron Brown Bldg.
301 South McDowell St.
Charlotte, NC 28204

If to Lessee:

Carolina Freight Carriers Corporation
P. 0 Box 31308
Charlotte, NC 28231-1308

Attn: Real Estate Department

w/cc to:
Legal Department

14.	Warranties of Lessor.  Lessor warrants that it is the owner
of the premises and has the right to lease same to Lessee free and clear of any claim from third parties to possession of the premises, or a part thereof. Lessor warrants the condition of the premises to be fully functional and operational. Lessor further warrants the good working condition of the heating and air conditioning, electrical, plumbing and yard lighting systems. Lessor warrants that roof is free of leaks and that all shop roll up doors are in good working condition on the first day of the lease term.

15.	Fuel Tanks.  Lessor warrants there are not underground fuel
tanks located on the leased premises; any underground fuel tanks are excluded from the leased premises.

16.	EnvironmentaL Lessor agrees with and represents and warrants to Lessee as follows:

(a). 	Lessor has at all times complied with and shall at all
time during this Lease comply with all applicable federal, state and local environmental laws and regulations applicable to the Property and any activities conducted thereon.

(b). 	There is no pending or threatened private or governmental
claim, order or litigation, nor is there any pending or threatened judicial or administrative action or order, pertaining to or affecting the Property.

(c). 	To the best of their knowledge, Lessor has not caused or
permitted and shall not cause or permit any Hazardous Substances or other dangerous toxic substances or any Solid Waste to be, and to the best of their knowledge such substances or waste have not been generated, manufactured, refined, transported, treated, stored, disposed, handled, processed, produced or released on the Property except in compliance with all applicable federal, state and local laws and regulation. For the purposes of this paragraph, the term "Hazardous Substance" shall have the meaning set forth in 40 C.F.R. Section 261.2; and the term "Release" shall have the meaning set forth in 42 U.S.C. Section 9601.

(d). 	Lessor warrants that existing underground trench drains
present on the canopy covered bay adjacent to the shop building have been and are currently properly permitted, constructed, designed and discharged according to all local state and federal regulations. The Lessor further accepts full liability and responsibility for any non-compliance in this regard.

(e). 	Lessor agrees to indemnify and hold harmless Lessee from
and against any and all loss, cost or damage, including reasonable attorney's fees, resulting from any environmental conditions on the [eased premises that existed prior to the Lessee's first day of possession of the Leased Premises.

17.	Lessee's Representations and Warranties- The Lessee hereby
represents and warrants as follows:

(a). 	The execution, delivery and performance of this Lease by
the Lessee will not conflict with or constitute a default by the Lessee under any agreement to which it is a party, or under any judgment, order or other ruling against the Lessee.

(b). 	The execution, delivery of this Lease by the Lessee, and
the performance of all acts contemplated to be performed by it hereunder have been duty authorized by all necessary corporate action by the Lessee. The Lessee has duly executed and delivered this Lease, and this Lease constitutes a legal, valid and binding obligation of the Lessee.

(c). 	Lessee shall not cause or permit any hazardous substances
or other dangerous toxic substance or any solid or liquid waste to be generated, manufactured, refined, transported, treated, stored, disposed, handled, processed, produced or released on the (eased premises except in compliance with all applicable Federal, State, and Local laws and regulations. For the purpose of this section, the term hazardous substance shall have the meaning set forth in 40 CFR Section 261.2; and the term release shall have the meaning set forth in 42 USC Section 9601.

(d). 	At all times during this lease, Lessee shall be in full
and timely compliance with all laws and regulations of the state, county or municipality in which the [eased premises is located relating to the environmental condition of the leased premises if such compliance results from the particular use of Lessee. If any operation of the Lessee shall be subject to any federal, state or municipal environmental regulation, then Lessee shall receive any approval or authorization that may be required pursuant to any law, regulation or ordinance of the state, county or municipality which required approval or authorization prior to the commencement of any operation which is subject to said laws or regulations.

(e). 	Lessee agrees to indemnify, defend and hold harmless
Lessor against and with respect to any and all damages, claims, losses, liabilities and expenses of any kind, including without limit, legal and consulting expenses incurred by Lessor or which are asserted against or imposed against Lessor by any other party (including any governmental entity) arising out of or connected with (i) an environmental condition of the leased premises that results from Lessee's use of the leased premises, including without limit the exposure of any person to such environmental condition; (ii) Lessee's breach of or misrepresentation of any provision of this paragraph of the Lease. The representations and warranties made and the indemnity obligations provided for in this paragraph shall survive the termination of this lease, notwithstanding any provision of this Lease to the contrary.

18.	Subletting and Assignment.  Lessee shall have the right
pursuant to prior written approval by Lessor, which approval shall not be unreasonably withheld, to sublet or assign all or part of its interest in the Leased Premises during the term of this lease.

IN WITNESS WHEREOF, the respective parties have executed this instrument as of the day and year first written above.

LESSOR:
By: (Signed)
Its: Individually

By: (Signed)
Its Partner Defco Company

LESSEE:

By:
Its: